UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2023

SOLUNA HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-40261	14-1462255
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 Washington Avenue Extension
Albany, New York	12205
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (516) 216-9257

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SLNH	The Nasdaq Stock Market LLC
9.0% Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share	SLNHP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On October 25, 2021, pursuant to a Securities Purchase Agreement (the “October SPA”), the Company issued to certain accredited investors (the “Noteholders”) (i) secured convertible notes in an aggregate principal amount of $16.3 million for an aggregate purchase price of $15 million (collectively, the “October Secured Notes”), which were, subject to certain conditions, convertible at any time by the investors, into an aggregate of 71,043 shares of the Company’s common stock, at a price per share of $229.50 and (ii) Class A, Class B and Class C common stock purchase warrants (collectively, the “October Warrants”) to purchase up to an aggregate of 71,043 shares of common stock, at an initial exercise price of $312.50, $375 and $450 per share, respectively. The October Warrants are legally detachable and can be separately exercised immediately for five years upon issuance, subject to applicable Nasdaq rules. Subsequently, in connection with prior amendments to the original transaction documents, additional warrants were issued.

On November 20, 2023 the Company and the Noteholders entered into a Third Amendment Agreement to amend the Notes, the October SPA and related agreements (collectively, the “Transaction Documents”) to facilitate future financings by the Company that may include funds for prepayment of the Notes by permitting the Company to force conversion of up to $1,500,000 of the Notes under certain circumstances and reduce the prepayment penalty in return for reducing the conversion price of the $4,700,000 of the Notes and reducing the exercise price of 150,000 of the Warrants to $0.01.

As provided in the original terms of the Notes, in the event the Company prepays the amounts owed under Notes, the Company must pay an additional 20% prepayment penalty. Under the new Transaction Documents, in the event the prepayment occurs between February 15, 2024 and July 24, 2024, prepayment penalty is reduced to 10%.

In addition, under the new Transaction Documents, the Company has the right to force the conversion of up to $1,500,000 of face value of the Notes in whole or in part at any time up to the maturity date of the Notes, provided that at the time of such conversion the share price on the trading market on which the Company’s shares is then listed exceeds $4.25 and a minimum volume of 50,000 traded each trading day for the five trading days immediately prior to such forced conversion.

As consideration for the reduction in the prepayment penalty and the new forced conversion right, the Company agreed that an aggregate $4,700,000 of the Notes had the conversion price reduced to $3.78 per share and 150,000 of the Warrants had the exercise price reduced to $0.01 (the “Repriced Warrants”), provided that prior to February 1, 2024, for each $31.33 in Notes converted by a Noteholder, such Noteholder may exercise one Repriced Warrant and that on February 1, 2024, all Repriced Warrants become immediately exercisable.

The related Escrow Agreement has been amended to permit the Company to withdraw up to $500,000 from a related escrow account established to provide security for the repayment of the Notes at various times through December 31, 2023 and to provide that any remaining amounts in the escrow account shall be used on the maturity date to pay down the Notes.

The foregoing summary of the new Transaction Documents does not purport to be complete and is subject to, and qualified in its entirety by, such document(s), which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

The Company issued a press release announcing the completion of the Note Amendment on November 22, 2023. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference

The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” with the Commission for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Third Amendment Agreement with the holders of the Company’s Convertible Notes
10.2	Amendment to Escrow Agreement
99.1	Press Release announcing the new Transaction Documents
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLUNA HOLDINGS, INC.

Date:	November 22, 2023	By:	/s/ David Michaels
David Michaels Chief Financial Officer (principal financial and accounting officer)